UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2016, State Street Corporation announced that it is appointing Eric Aboaf as Executive Vice President and a member of its Management Committee, State Street’s senior-most policy-making and strategy group. The appointment is effective when Mr. Aboaf joins State Street, which is expected to be no later than January 2, 2017. Mr. Aboaf, age 52, will assume the role of State Street’s Chief Financial Officer no later than April 1, 2017. He will succeed Michael W. Bell, who will step down from that role, as previously announced in March 2016.
Mr. Aboaf has served as executive vice president and chief financial officer of Citizens Financial Group, Inc. since April 2015. Citizens Financial Group is a major U.S. financial institution, offering a broad range of banking products and services. Prior to Citizens Financial Group, Mr. Aboaf held various leadership positions for Citigroup, Inc. over a twelve-year period, most recently serving as global treasurer from April 2009 to March 2015. Citigroup is a leading global bank, offering a broad range of financial products and services.
In connection with his employment with State Street, on September 22, 2016 Mr. Aboaf entered into a letter agreement with State Street. Under the letter agreement, Mr. Aboaf will receive:

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Base Salary and 2017 Incentive Compensation. An annualized base salary of $700,000 and eligibility for discretionary incentive compensation awards under State Street’s incentive compensation program for 2017, payable in the first quarter of 2018. The agreement provides for a targeted 2017 annual incentive compensation award of $1,700,000 and a targeted 2017 long-term incentive compensation award of $3,100,000.

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2016 Bonus. A one-time bonus, payable during the first quarter of 2017, designed to compensate for the expected loss of incentive compensation from Mr. Aboaf’s now-current employer. The amount of the one-time bonus will be $2,550,000 less the amount of any 2016 incentive award or awards Mr. Aboaf receives (and is permitted to retain) from his now-current employer following his resignation. To the extent the full one-time bonus is paid, it will be paid as follows: (1) $892,500 in cash; (2) $663,000 in the form of a deferred stock award (ratable, annual vesting over a four-year period, with the first installment vesting in February 2018); and (3) $994,500 in the form of performance restricted stock units (vesting following a three-year performance period, subject to achievement of applicable performance criteria, in a single tranche determined in February 2020).

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Sign-On Bonus. One-time sign-on awards, payable no later than March 15, 2017, designed to compensate for the expected loss of unvested deferred compensation from Mr. Aboaf’s now-current employer. These awards will consist of: (1) $1,200,000 in cash; (2) $1,260,000 in the form of a deferred stock award (ratable, annual vesting over a two-year period, with the first installment vesting in February 2018); and (3) $1,200,000 in the form of performance restricted stock units (vesting following a two-year performance period, subject to achievement of applicable performance criteria, in a single tranche in February 2019).

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Other. Additional terms include relocation assistance, identified employee benefits and change of control benefits consistent with those described in State Street’s definitive proxy statement for its 2016 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 7, 2016, and set forth in Exhibit 10.5 to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 19, 2016. In addition, Mr. Aboaf agrees to non-solicitation, non-competition and other covenants and to provide State Street with at least 180 days’ prior notice of any voluntary termination of his employment.

The above description of Mr. Aboaf’s letter agreement with State Street is qualified in its entirety by the terms and provisions of the letter agreement itself, a copy of which is filed with this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Letter agreement dated September 22, 2016 between Eric Aboaf and State Street Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel
Date: September 28, 2016

EXHIBIT INDEX
Exhibit No.    Description

10.1	Letter agreement dated September 22, 2016 between Eric Aboaf and State Street Corporation.